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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statements on Form S-3 (Nos. 333-58743, 333-81503, 333-124024, and 333-155855) of Staples, Inc. and

  2)
  Registration Statements on Form S-8 (Nos. 333-36713, 333-36715, 333-39991, 333-39993, 333-64545, 333-73383, 333-87971, 333-68428, 333-68430, 333-68432, 333-116644, 333-128449, 333-153405, 333-159875, and 333-167378) of Staples, Inc.;

  of our reports dated March 2, 2011, with respect to the consolidated financial statements and schedules of Staples, Inc. and the effectiveness of internal control over financial reporting of Staples, Inc., included in this Annual Report (Form 10-K) for the year ended January 29, 2011.

/s/ ERNST & YOUNG LLP Ernst & Young LLP

Boston, Massachusetts
March 2, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm